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                                                                    EXHIBIT 10.1


                                 FIRST AMENDMENT

                                       TO

                               SEVERANCE AGREEMENT

         THIS FIRST AMENDMENT (the "Amendment") to the Severance Agreement (the "Agreement") between Storage USA, Inc. (the "Company") and __________________ ("the Executive") dated as of ____________________ is made and entered into as of the 1st day of August, 2001.

         WHEREAS, the Human Resources Committee of the Board of Directors, at its meeting of August 1, 2001, concluded that it is in the best interest of the Company and the Executive to clarify certain provisions of the Severance Agreement contained in Section 2.a., entitled Term; Termination; and,

         WHEREAS, the parties desire to amend the Agreement to reflect such clarification.

         NOW THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 2.a. of the Agreement is hereby amended by deleting in its entirety the first sentence of that Section and replacing it with the following sentence (changes from the original text are noted by bold ITALICIZED script):

                  The term of this Agreement hereunder shall commence on August 16, 1999 and shall be extended automatically, for so long as the Executive remains employed by the Company AND/OR ITS SUBSIDIARY(IES) OR AFFILIATE(S) hereunder, on January 1 of each year beginning January 1, 2000 for an additional one year period (such period, as it may be extended from time to time, being herein referred to as the "Term"), unless not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change of Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four (24) months beyond the month in which such Change of Control occurred.

         2. In the event of any conflict between any of the terms of this Amendment and the Agreement, the terms and conditions of this Amendment shall govern. To the extent not otherwise modified, the Agreement remains in full force and effect as written.

Storage USA, Inc.                            Executive:



By: ____________________________             ___________________________________
    Dean Jernigan                            Print Name:  ______________________
    Chairman of the Board,
      Chief Executive Officer and President